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                                                                     EXHIBIT 2.1

JOHN WALSHE MURRAY (074823)
ROBERT A. FRANKLIN (091653)
DORIS A. KAELIN (162069)                                       FILED
MURRAY & MURRAY
A Professional Corporation                                 AUG 14 2003
19330 Stevens Creek Boulevard
Cupertino, CA 95014-2526                                       CLERK
(650) 852-9000/(408) 907-9200                     United States Bankruptcy Court
Facsimile: (650) 852-9244                              San Jose, California

Attorneys for Debtor

                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                               SAN JOSE DIVISION

In re:                                        )
                                              )
CALICO COMMERCE, INC., a Delaware             )
corporation, fka Calico Technology, Inc., a   )     Case No. 01-56101-MSJ
California corporation; fka ConnectInc.com,   )
Co., a Delaware corporation, fka Connect,     )
Inc., a Delaware corporation; fka First Floor )           Chapter 11
Software, Inc., a California corporation;     )
                                              )
                                              )
                             Debtor.          )
                                              )  Date:  August 14, 2003
                                              )  Time:  11:00 o'clock a.m.
Employer's Tax ID No. 77-0373344              )  Place: Courtroom 3070
______________________________________________)  Judge: Honorable Marilyn Morgan

                      ORDER CONFIRMING FIRST AMENDED JOINT
                  PLAN OF REORGANIZATION (DATED JUNE 30, 2003)

                                       I.

                                    RECITALS

         A. On June 30, 2003, Calico Commerce, Inc., a Delaware corporation, the debtor and debtor in possession herein, (the "Debtor(1)") and the Official Committee of Equity Security Holders

-------------------------

(1) All capitalized terms used but not separately defined herein shall have the meaning ascribed to them in the Plan. A term that is not defined herein or in the Plan but is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules.

                                            ORDER CONFIRMING FIRST AMENDED JOINT
                                                   PLAN OF REORGANIZATION
                                                    (DATED JUNE 30, 2003)

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(the "Equity Committee") filed their FIRST AMENDED JOINT PLAN OF REORGANIZATION
(Dated June 30, 2003) (the "Plan").

         B. The hearing pursuant to 11 U.S.C. Section 1128(a) to consider confirmation of the Plan came on before this Court on August 14, 2003 at 11:00 o'clock a.m. The Debtor appeared by and through its counsel, Murray & Murray, a Professional Corporation and John Walshe Murray, and James B. Weil, its Chief Executive Officer and the Court-designated Responsible Individual. The Committee appeared by and through its counsel Brooks & Raub, A Professional Corporation and David S. Caplan. Other appearances were as noted in the Court's record.

                                       II.

                                FINDINGS OF FACT

         It having been determined after hearing on notice, upon the submission of competent and admissible evidence, and based thereon:

         THE COURT FINDS that the Plan complies with the applicable provisions of Title 11, United States Code; the Debtor and the Committee have complied with the applicable provisions of Title 11, United States Code for confirmation of the Plan; and the Plan has been proposed in good faith and not by any means forbidden by law.

         THE COURT FURTHER FINDS that:

                  (a) the holders of the Shareholder Litigation Claim have accepted the Plan;

                  (b) the Debtor and the Equity Committee have waived the condition to confirmation set forth in Section 6.2.2 of the Plan which required that all holders of Officers' and Directors' Indemnification Claims accept the Plan on or before the Confirmation Date;

                  (c) regarding the treatment and disposition under the Plan of the Class 7 Shareholder Litigation Claim and the Class 8 Officers' and Directors' Indemnification Claims: (i) the Debtor and its officers and directors and the Equity Committee and its members have (A) conducted good and sufficient due diligence regarding the treatment and disposition of the Shareholder Litigation Claim and the Officers' and Directors' Indemnification Claims as provided in, without limitation, Sections 5.6, 5.7 and 6.1.5 of the Plan and (B) fulfilled their fiduciary duties to the Bankruptcy Estate and all Creditors, Equity Security Holders and other parties in interest in

                                            ORDER CONFIRMING FIRST AMENDED JOINT
                                                   PLAN OF REORGANIZATION
                                                    (DATED JUNE 30, 2003)

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the Bankruptcy Case regarding the treatment and disposition of the Shareholder
Litigation Claim and the Officers' and Directors' Indemnification Claims as provided in, without limitation, Sections 5.6, 5.7 and 6.1.5 of the Plan;

                  (d) the benefits to the Bankruptcy Estate, Creditors and Equity Security Holders to be derived from the compromise embodied in the treatment and disposition of the Shareholder Litigation Claim and the Officers' and Directors' Indemnification Claims as provided in, without limitation, Sections 5.6, 5.7 and 6.1.5 of the Plan outweigh the likely benefits of further litigation with the holders of such claims; and

                  (e) such treatment and disposition are fair and equitable and in the best interests of the Debtor, the Bankruptcy Estate, Creditors and Equity Security Holders.

         THE COURT FURTHER FINDS that with respect to the executory contracts to be assumed by the Debtor under the Plan and this Order as set forth in Sections
7.2 of the Plan: the Debtor is not in default under the terms of such executory contracts and therefore no amount of money or other performance is due in order for the Debtor to assume such contracts; no non-debtor party to such executory contracts has objected to the assumption of such executory contracts; and, the assumption of such executory contracts is in the best interests of the Bankruptcy Estate as determined by the Debtor and the Committee in the exercise of their good faith business judgment.

         THE COURT FURTHER FINDS that all conditions to Confirmation set forth in Section 6.2 of the Plan have been satisfied or waived by the Debtor and the Committee pursuant to Section 6.4 of the Plan.

         THE COURT FURTHER FINDS that no objections to Confirmation of the Plan were timely filed.

         To the extent that any of the foregoing findings of fact are, or can be construed as, conclusions of law, such findings shall be, and are hereby, determined to be the conclusions of law of this Court.

                                            ORDER CONFIRMING FIRST AMENDED JOINT
                                                   PLAN OF REORGANIZATION
                                                    (DATED JUNE 30, 2003)

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                                      III.

                                      ORDER

         Now, THEREFORE, based on the foregoing Recitals and Findings of Fact, and good cause appearing therefor, IT Is HEREBY ORDERED as follows:

         1. The PLAN, a true and correct copy of which is attached hereto as Exhibit "A" and by this reference incorporated herein, is confirmed. The Debtor and the parties to the agreements incorporated by reference into the Plan are authorized and directed to execute all documents and take all actions necessary to effectuate and consummate the Plan, including without limitation all such documents reasonably requested by the holders of the Shareholder Litigation Claim to consummate the assignment of the Excess Compensation Claims to the Litigation Trust.

         2. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security under the Plan shall not be taxed under any law imposing a stamp tax or similar tax.

         3. For the purposes of the Plan and this Order, the "Effective Date" of the Plan shall be August 26, 2003.

         4. For the purposes of the Plan and this Order, the "Record Date" shall be as of the close of business on August 26, 2003.

         5.       Pursuant to Sections 5.6 and 5.7 of the Plan and 28 U.S.C.
Section 157 (d) and Local Rule 5011-2 (b), this Court recommends to the United States District Court for the Northern District of California, San Jose Division that the reference of 28 U.S.C. Section 157 (a) and Local Rule 5011-1 (a) be withdrawn relative to (i) the allowance of the Shareholder Litigation Claim (including without limitation all determinations whether such claim may be certified as a class claim) and any and all pending or potential proceedings or contested matters related thereto (collectively, the "Shareholder Litigation Claim Proceedings and Matters"), and (b) the allowance of the Officers' and Directors' Indemnification Claims (including without limitation any jurisdiction to adjudicate the liability of the holders of the Officers' and Directors' Indemnification Claims to the holders of the Shareholder Litigation Claim and/or all persons who accept the benefits of the consideration provided by the Plan to the holders of the claims in Class 7) and any and all pending or potential proceedings or contested matters related thereto (collectively, the "Officers' and Directors'

                                            ORDER CONFIRMING FIRST AMENDED JOINT
                                                   PLAN OF REORGANIZATION
                                                    (DATED JUNE 30, 2003)

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Indemnification Claims Proceedings and Matters") such that jurisdiction and venue over the Shareholder Litigation Claim Proceedings and Matters and the Officers' and Directors' Indemnification Claims Proceedings and Matters shall be transferred to the United States District Court for the Southern District of New York or such other court as may have jurisdiction, from time to time, over those cases consolidated as In re Calico Commerce, Inc. Initial Public Offering Securities Litigation, Civ. No. 01-2601 (SAS) (S.D.N.Y.), related to In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.). Such recommendation shall be in the form attached hereto as Exhibit "B" and by this reference incorporated herein, or in such other form as this Court deems appropriate.

         6. Any request for allowance of an Administrative Claim pursuant to 11 U.S.C. Section 503(a) (including an estimation of expenses to be incurred after the Effective Date), other than by the Debtor's Professionals and professionals retained by the Committee, shall be filed no later than thirty
(30) days following the date of the NOTICE OF ORDER CONFIRMING PLAN or similarly titled notice of like effect issued by the Clerk of this Court following Confirmation. Any such Administrative Claim which is not filed prior to the foregoing deadline shall be forever barred and the holder thereof shall be prohibited from asserting such Claim or receiving any payment or other distribution on account of such Claim.

         7. Any Claim arising from the Debtor's rejection of an executory contract or unexpired lease pursuant to the Plan shall be filed no later than thirty (30) days following the date of the NOTICE OF ORDER CONFIRMING PLAN or similarly titled notice of like effect issued by the Clerk of this Court following Confirmation. Any such rejection Claim which is not filed prior to the foregoing deadline shall be forever barred and the holder thereof shall be prohibited from asserting such Claim or receiving any payment or other distribution on account of such Claim.

         8. Objections to Claims and Interests, if any, shall be filed no later than November 24, 2003.

         9. The Disbursing Agent for purposes of the Plan shall be Calico Commerce, Inc. The Reorganized Debtor is authorized to retain the services of American Stock Transfer and Trust Company, ADP Proxy Services and Depository Trust Corporation to assist it in distributions under

                                            ORDER CONFIRMING FIRST AMENDED JOINT
                                                   PLAN OF REORGANIZATION
                                                    (DATED JUNE 30, 2003)

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the Plan to the holders of Allowed Interests.

         10. The Responsible Person for purposes of the Plan shall be Regent Pacific Management Corporation.

         11. Not later than thirty (30) days after the end of each calendar quarter that ends after the Effective Date (including any fraction thereof), the Reorganized Debtor shall pay to the United States Trustee the quarterly fee for such quarter until this case is converted, dismissed, or closed pursuant to a Final Decree, as required by 28 U.S.C. Section 193O(a)(6).

         12. Not later than thirty (30) days after the end of each calendar quarter which ends after the Effective Date, the Reorganized Debtor shall file and serve upon the Equity Committee and the United States Trustee a quarterly post-Confirmation status report in substantially the form provided by the United States Trustee. Further reports shall be filed thirty (30) days after the end of every calendar quarter thereafter until entry of a Final Decree, unless otherwise ordered by this court.

         13. After this Chapter 11 case is fully administered but in no event later than March 31, 2004, the Reorganized Debtor shall file an application for entry of a Final Decree or a status report identifying the steps remaining to permit filing of such an application, and shall serve the application on the Notice Parties, together with a proposed form of Final Decree. The foregoing deadline may be extended by the Court for cause upon ex parte application of the Reorganized Debtor.

         14.      This Court retains jurisdiction as set forth in the Plan.

Dated: AUG 14 2003                              MARILYN MORGAN
                                               ------------------------------
                                               UNITED STATES BANKRUPTCY JUDGE

Case # : 01-56101                       UNITED STATES BANKRUPTCY COURT
Debtor : CALICO COMMERCE, INC.          Northern District of California
Judge  : Marilyn Morgan                 I certify that this is a true, correct
                                        and full copy of the original document
  Certification Office 5 - SJ           on file in my custody
                                        Dated 8/14/03
Receipt# 50044406     Deputy : PP       by [ILLEGIBLE]
Amount : $7.00                             ---------------------
From   : MURRAY                            Deputy Clerk

Filed  : August 14, 2003 11:29 AM

    Clerk, U.S. Bankruptcy Court
    Northern District of California

                    [SEAL OF UNITED STATES BANKRUPTCY COURT]

                                            ORDER CONFIRMING FIRST AMENDED JOINT
                                                   PLAN OF REORGANIZATION
                                                     (DATED JUNE 30, 2003)

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APPROVED AS TO FORM AND CONTENT.

MURRAY & MURRAY
A Professional Corporation

BY /s/ John Walshe Murray
   ----------------------------------------
   John Walshe Murray
   Attorneys for Debtor

BROOKS & RAUB,
A Professional Corporation

BY /s/ David S. Caplan
   ----------------------------------------
   David S. Caplan
   Attorneys for Committee of Equity Security Holders

OFFICE OF THE UNITED STATES TRUSTEE

By /s/ Nanette Dumas
   ----------------------------------------
   Nanette Dumas
   Attorney for the United States Trustee

                                            ORDER CONFIRMING FIRST AMENDED JOINT
                                                   PLAN OF REORGANIZATION

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